UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Vulcan Materials Company (the “Company”) was held on May 13, 2011, in Birmingham, Alabama.  There were 129,106,080 shares of common stock of the Company eligible to be voted at the Annual Meeting and 110,958,378 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.  The following matters were submitted to a vote of shareholders at the Annual Meeting.

(1)           Election of Directors:

Director	For	Withheld
Donald M. James	92,306,263	4,860,003
Ann McLaughlin Korologos	90,503,447	6,662,819
James T. Prokopanko	93,051,611	4,114,655
Kathleen Wilson-Thompson	93,292,862	3,873,404

(2)	Proposal to amend the 2006 Omnibus Long-Term Incentive Plan.

For	Against	Abstentions
93,413,134	3,598,051	155,081

(3)	Advisory vote on executive compensation (Say on Pay).

For	Against	Abstentions
91,519,898	5,449,360	197,008

(4)	Advisory vote on frequency of holding the Say on Pay vote.

1 Year	2 Years	3 Years	Abstentions
89,279,339	558,748	7,022,303	305,875

(5)	The proposal to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accountants to audit the books of the Company for the year 2011.

For	Against	Abstentions
109,654,075	1,212,975	91,327

(6)	The shareholder proposal submitted by United Brotherhood of Carpenters and Joiners of America regarding majority voting in director elections.

For	Against	Abstentions
42,730,283	54,203,531	232,451

(7)	The shareholder proposal submitted by Gerald R. Armstrong regarding the declassification of the Company’s board of directors.

For	Against	Abstentions
63,171,395	33,796,416	278,351

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 13, 2010	By:	/s/ Robert A. Wason IV
Robert A. Wason IV